                                                                     Exhibit 1.1

                                   3,000,000 Shares
                         METROMEDIA INTERNATIONAL GROUP, INC.
                       % Cumulative Convertible Preferred Stock
                                UNDERWRITING AGREEMENT

                                                              September 10, 1997

                            DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION
                                GOLDMAN, SACHS & CO.
                             CHASE SECURITIES INC.
                                  FURMAN SELZ LLC
                                RC SECURITIES, INC.

    c/o Donaldson, Lufkin & Jenrette Securities Corporation
    277 Park Avenue
    New York, New York 10172

Ladies and Gentlemen:

         Metromedia International Group, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "UNDERWRITERS") 3,000,000 shares of its ___% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "FIRM SHARES"). It is understood that, subject to the conditions hereinafter stated, the 3,000,000 Firm Shares will be sold to the several Underwriters in connection with the offering and sale of such Firm Shares. The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its % Cumulative Convertible Preferred Stock, par value $1.00 per share (the "ADDITIONAL SHARES"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively
referred to as the "SHARES."  The shares of   % Cumulative Convertible Preferred
Stock, par value $1.00 per share, of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "PREFERRED STOCK."

         REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT;" and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Preferred Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are incorporated by reference in the Prospectus.

         AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "PURCHASE PRICE") the aggregate number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares.

         The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or any shares of Common Stock, par value $1.00 per share, of the Company ("COMMON STOCK"), or any securities convertible into or exercisable or exchangeable for shares of Preferred Stock or shares of Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Preferred Stock or shares of Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Preferred Stock, Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. Except for registration statements to cover shares of Common Stock owned by Renaissance Partners and the registration statement on Form S-8 with respect to the Motion Picture Corporation of America (the "MPCA") Stock Plan, the Company also agrees not to file any registration statement with respect to any shares of Preferred Stock, Common Stock or any securities convertible into or exercisable or exchangeable for shares of Preferred Stock or shares of Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Preferred Stock, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Preferred Stock or shares of Common Stock.

         TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on September __ , 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Underwriters shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the Underwriters pursuant
to Section 2 (an "OPTION CLOSING DATE").   Any such Option Closing Date and the
location of delivery of and payment for such Additional Shares may be varied by agreement between the Underwriters and the Company.

         The Shares shall be evidenced by one or more fully-registered global certificates registered in the name of Cede & Co. And, the preferred stock shall be a book-entry-only security under the rules promulgated by the Depository Trust Company.

         AGREEMENTS OF THE COMPANY.  The Company agrees with each of the
Underwriters:

         To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         To furnish to you without charge four copies of a signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

         To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters and counsel for the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters and counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         To mail and make generally available to its stockholders as soon as practicable an earning statement covering the twelve-month period ending September 30, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of shares of Preferred Stock or shares of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement,
including:   the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Stock and all costs and expenses incident to the listing of the Shares and the shares of Common Stock issuable upon conversion of the Shares on the American Stock Exchange (the "AMEX") and the listing of the Shares on the Pacific Stock Exchange (the "PSE"), (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         To use its reasonable best efforts to list, subject to notice of issuance, the Shares and the shares of Common Stock issuable upon conversion of the Shares on the AMEX and the Shares on the PSE and to use its reasonable best efforts to maintain the listing of the Shares and the shares of Common Stock issuable upon conversion of the Shares on the AMEX and the Shares on the PSE for a period of three years after the date of this Agreement.

         To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

         The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended through the date hereof, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented through the date hereof, if applicable, will comply in all material respects with the Act; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and the Prospectus does not contain and, as amended or supplemented through the date hereof, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

         Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         Each of the Company and its subsidiaries and, to the best of the Company's knowledge, each MITI Minority Venture (as defined below), has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights; and the shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon such conversion in accordance with the terms of the Shares, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

         All of the outstanding shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are owned, directly or through subsidiaries, by the Company. All of the ownership interests in each corporation, partnership, joint venture or other legal entity of which Metromedia International Telecommunications, Inc., a Delaware corporation ("MITI"), owns, directly or indirectly, less than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity (each, a "MITI MINORITY VENTURE" and, collectively, the "MITI MINORITY VENTURES") have been duly and validly authorized and issued and are owned, directly or through subsidiaries, by MITI in the percentages described in the Prospectus under the heading "Business-Communications Group-Communications Group Overview-Markets". All such ownership interests are (to the extent such concept is applicable) fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "LIEN"), except for Liens arising on or prior to the date hereof, under (i) the Credit Agreement dated as of November 26, 1996 between Snapper, Inc. and AmSouth Bank of Alabama, as amended, (the "EXISTING CREDIT FACILITY"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary or any MITI Minority Venture, except for, on the date hereof, Liens pursuant to the Existing Credit Facilities.

         There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries or, to the best of the Company's knowledge, any MITI Minority Venture relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries or any MITI Minority Venture, except as otherwise disclosed in the Registration Statement.

         The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         Neither the Company, any of its subsidiaries nor any MITI Minority Venture is in violation of its respective charter, by-laws or other constitutive documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company, any of its subsidiaries or any MITI Minority Venture is a party or by which the Company or any of its subsidiaries or their respective property is bound.

         This Agreement has been duly authorized, executed and delivered by the Company.

         The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or, to the best of the Company's knowledge, any MITI Minority Venture or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, its subsidiaries and the MITI Minority Ventures, taken as a whole, to which the Company, any of its subsidiaries or any MITI Minority Venture is a party or by which the Company, any of its subsidiaries or any MITI Minority Venture or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries, any MITI Minority Venture or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries or, to the best of the Company's knowledge, any MITI Minority Venture, is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         Neither the Company, any of its subsidiaries nor any MITI Minority Venture has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which could, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         KPMG Peat Marwick LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

         The PRO FORMA statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) (i) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, (ii) give effect to the assumptions used in the preparation thereof on a reasonable basis and (iii) in good faith and present fairly the historical and proposed transactions contemplated therein. Such PRO FORMA financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other PRO FORMA financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the PRO FORMA financial statements.

         The Company and each of its subsidiaries, and to the best of the Company's knowledge, each MITI Minority Venture maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included or incorporated in the Registration Statement present fairly, in accordance with generally accepted accounting principles, the information required to be stated therein; and the other financial and statistical information and data set forth or incorporated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any MITI Minority Venture has incurred any material liability or obligation, direct or contingent.

         All tax returns required to be filed by the Company, any of the subsidiaries or, to the best of the Company's knowledge, any MITI Minority Venture in any jurisdiction have been filed, other than those filings being contested in good faith and other than those filings of which the failure to file could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

         Each of the Company and its subsidiaries has and, to the best of the Company's knowledge, each MITI Minority Venture has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. To the best of the Company's knowledge, each such Authorization is valid and in full force and effect and each of the Company, its subsidiaries and each MITI Minority Venture is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to the Company on any of its subsidiaries or any MITI Minority Venture; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, its subsidiaries, taken as a whole.

         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for registration statements to cover shares of Common Stock owned by Renaissance Partners and the registration statement on Form S-8 with respect to the MPCA Stock Plan.

         Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to the terms hereof shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         Neither the Company nor any of the subsidiaries has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of law.

         The Company and each subsidiary and, to the best of the Company's knowledge, each of the MITI Minority Ventures, maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses.

INDEMNIFICATION.

         The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein. The foregoing indemnity agreement with respect to any untrue statement or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and Section 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of
such Underwriter).   Any indemnified party shall have the right to employ
separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that a conflict may exist between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "material adverse effect" or any similar terms or by any phrase using any of such terms) on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         You shall have received on the Closing Date a certificate dated the Closing Date, signed by a Senior Vice President of the Company and the Chief Financial Officer of the Company, in their capacities as such officers of the Company, confirming the matters set forth in Sections 6(t), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, to the effect that:

         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement.

         Based solely on a certificate of the Company's transfer agent and without giving effect to the transactions contemplated by this Agreement, no shares of Preferred Stock are issued and outstanding as of the Closing Date and no other shares of capital stock of the Company are issued or outstanding on the Closing Date date, other than ___________ shares of Common Stock. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable.

         The issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement listed or set forth in the Registration Statement.

         MITI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

         This Agreement has been duly authorized, executed and delivered by the Company.

         The Registration Statement has been declared effective under the Securities Act; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

         The Registration Statement, including any information included in accordance with Rule 430A promulgated under the Act (the "430A Information") and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations. In passing upon the compliance as to form of the Registration Statement and Prospectus, such counsel may assume that the statements made in the Registration Statement and the Prospectus are complete and correct.

         All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are in all material respects accurate and fair summaries thereof. To such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

         No authorization, approval, consent or order of any court or governmental authority or agency under the laws of the Federal government of the United States or the State of New York or under the General Corporation Law of the State of Delaware (other than under the Act and the Rules and Regulations, which have been obtained or made, or as may be required under the securities or Blue Sky laws of the various states or foreign jurisdictions or the National Association of Securities Dealers, Inc., as to each of which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance or sale of the Shares to the Underwriters.

         The execution, delivery and performance of this Agreement and compliance by the Company with its obligations under this Agreement will not, to such counsel's knowledge, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument listed as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule or regulation of the Federal government of the United States or the State of New York or under the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations except for such violations of law, statute, rule, regulation, judgment, order, writ or decree that would not result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         To such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

         In connection with the preparation of the Registration Statement and the Prospectus, such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company and the independent public accountants for the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of such participation and review (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, and except for information pertaining to the Company's Communications Group, as to which such counsel need make no statement, nothing has come to such counsel's attention that would lead them to believe that the Registration Statement, including the Rule 430A Information (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), on the date the Prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Arnold L. Wadler, Executive Vice President, General Counsel and Secretary of the Company, to the effect that:

         Each of the Company and MITI is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         All of the issued and outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, the shares of capital stock of each subsidiary are owned directly by the Company, and the shares of capital stock of each subsidiary are fully paid and nonassessable, and are owned free and clear of any Liens, except for Liens existing on the Closing Date under the Existing Credit Facilities.

         The execution, delivery and performance of this Agreement and compliance by the Company of its obligations under this Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under (a) any of the respective organizational documents of any of the MITI Joint Ventures, (b) to the best of his knowledge, any statute, rule or regulation to which any of the MITI Joint Ventures is bound or to which any of the properties of any of the MITI Joint Ventures is subject or (c) to the best of his knowledge, any order of any court or governmental authority or agency binding upon any of the MITI Joint Ventures, except for conflicts, breaches or defaults in each of the cases described in clauses (b) and (c) which would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         To the best of his knowledge, none of the Company or any of its subsidiaries is in default in any respect in the performance of any material contract, loan agreement, mortgage, deed of trust, material lease or other material written contract or agreement or of any material order, award or decree of any court, arbitrator or governmental or administrative body binding upon or affecting it or by which any of its material properties or assets is bound or affected, except for defaults which would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         To the best of his knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries that are required to be described in the Prospectus that are not described as required.

         All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are in all material respects accurate and fair summaries thereof; with respect to the Company's Communications Group, to his knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

         You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, as to the matters referred to in Sections 8(e)(iii) (second sentence only), 8(e)(vi), 8(e)(ix) (first sentence only and then only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 8(e)(xiv). In giving such opinions with respect to the matters covered by Section 8(e)(xiv) Paul, Weiss, Rifkind, Wharton & Garrison and Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and documents incorporated therein by reference and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

         You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         At the Closing Date, the Shares and shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing, subject to notice of issuance, on the AMEX and the Shares shall have been approved for listing, subject to notice of issuance, on the PSE.

         The Company shall not have failed in any material respect on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date. The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares; and on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of the MITI Minority Ventures before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.


         EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in Donaldson, Lufkin & Jenrette Securities Corporation's judgment on behalf of the Underwriters, is material and adverse and, in Donaldson, Lufkin & Jenrette Securities Corporation's judgment on behalf of the Underwriters, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any suspension or material limitation of trading generally in securities or other instruments on the AMEX, or any setting of minimum prices for trading on such exchange, the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iii) the enactment, publication, decree or other promulgation of any of the United States Federal or state statute, regulation, rule or order of any court or other governmental authority which in Donaldson, Lufkin & Jenrette Securities Corporation's judgment on behalf of the Underwriters materially and adversely affects, or could materially and adversely affect, singly or in the aggregate, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, (iv) any declaration of a banking moratorium by any Federal or New York State authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in Donaldson, Lufkin & Jenrette Securities Corporation's judgment on behalf of the Underwriters has a material adverse effect on the financial markets in the United States and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (vi) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any material adverse change on the business, prospects, financial condition or results of operations of the Company occurs which, in Donaldson, Lufkin & Jenrette Securities Corporation's judgment on behalf of the Underwriters, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

         If on the Closing Date or on any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate amount of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of such Firm Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company except as provided in this Section 9. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the Option Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase such Additional Shares or
(ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, with a copy to (which shall not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: James M. Dubin and (ii) if to any Underwriter, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The indemnity and contribution provisions and the other agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder, and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters pursuant to clause (vi) of the second paragraph of Section 9 or because the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.
The Company also agrees to reimburse the several Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                             Very truly yours,

                             METROMEDIA INTERNATIONAL GROUP, INC.,


                             By: ___________________________________
                                   Name:
                                   Title:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
CHASE SECURITIES INC.
FURMAN SELZ LLC
RC SECURITIES, INC.

By:   DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION


       By: ______________________________

                                      SCHEDULE I



                                                       Number of
                                                      Firm Shares
    UNDERWRITERS                                    TO BE PURCHASED
    Donaldson, Lufkin &
    Jenrette Securities Corporation
    Goldman, Sachs & Co.
    Chase Securities Inc.
    Furman Selz LLC
    RC Securities, Inc.
                                                        ---------
Total                                                   3,000,000
                                                        =========

                                       ANNEX I
                                       -------


Carl C. Brazell
John P. Imlay, Jr.
Clark A. Johnson
Silvia Kessel
John W. Kluge
Robert A. Maresca
Carl E. Sanders
Richard J. Sherwin
Stuart Subotnick
Arnold L. Wadler